Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of January 26, 2012, is entered into by and among Quinko-Tek International, Inc., a Nevada corporation (the “Parent”), 152724 Canada Inc., a Canada corporation (the “Company”), and Joshua Kroo, a shareholder of the Company (the “Shareholder”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Shareholder beneficially owns 210 shares of the Company’s common stock (the “Company Shares”).  The Shareholder has agreed to transfer the Company Shares in exchange (such exchange ratio, the “Exchange Ratio”) for an aggregate of 3,838,191 newly issued shares of common stock, par value $0.001 per share, of the Parent (the “Parent Stock”).

Concurrent with the exchange of the Company Shares, Ira Kroo will transfer 445 shares of common stock of the Company to Quinko-Tek Acquisition Corp. (“AcquisitionCo”), a wholly-owned subsidiary of the Parent, for the issuance of a total of 8,133,309 shares (“Exchangeable Shares”) in the capital stock of AcquisitionCo, pursuant to a Rollover Agreement by and between Ira Kroo and AcquisitionCo, dated January 26, 2012.

The Parent will designate a series A preferred stock (the “Series A Preferred Stock”) to consist of one (1) share, $0.001 par value per share, and issue such share to PATRIQUIN LAW Professional Corporation (the “Trustee”). The holder of Series A Preferred Stock has equivalent voting rights to the Parent Stock, as if the holder of Series A Preferred Stock held the number of Parent Stock equal to the number of Exchangeable Shares issued and outstanding at that point in time.

On January 26, 2012, the Parent, AcquisitionCo, Quinko-Tek Call Corp. (“CallCo”) and the Trustee entered into a Support Agreement and a Voting and Exchange Trust Agreement pursuant to which the Trustee shall have voting rights with respect to the Exchangeable Shares and such Exchangeable Shares may be converted into equal amount of Parent Stock.

The above transaction is intended to constitute a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

The Board of Directors of each of the Parent and the Company has determined that it is desirable to effect this plan of reorganization and share exchange.

AGREEMENT

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency is hereby acknowledged, the Parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

Exchange of Shares

SECTION 1.01. Exchange by the Shareholder.  At the Closing (as defined in Section 1.02), the Shareholder shall sell, transfer, convey, assign and deliver to the Parent all of the Company Shares free and clear of all Liens in exchange for an aggregate of 3,838,191 shares of Parent Stock.

SECTION 1.02. Closing.  The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at the offices of Anslow + Jaclin, LLP in Manalapan, New Jersey, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II

Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to the Parent, as follows:

SECTION 2.01. Good Title.  The Shareholder is the record and beneficial owner, and has good and marketable title to its Company Shares, with the right and authority to sell and deliver such Company Shares to Parent as provided herein.  Upon registering of the Parent as the new owner of such Company Shares in the share register of the Company, the Parent will receive good title to such Company Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances (collectively, “Liens”).

SECTION 2.02. Power and Authority.  All acts required to be taken by the Shareholder to enter into this Agreement and to carry out the Transactions have been properly taken.  This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof.

SECTION 2.03. No Conflicts.  The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of his obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to such Shareholder; and (iii) will not violate or breach any contractual obligation to which such Shareholder is a party.

SECTION 2.04. Purchase Entirely for Own Account.  The Parent Stock proposed to be acquired by the Shareholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Parent Stock, except in compliance with applicable securities laws.

SECTION 2.05. Available Information.  The Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent.

SECTION 2.06. Non-Registration. The Shareholder understands that the Parent Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Shareholder’s representations as expressed herein.  The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Parent Stock in accordance with the Parent charter documents or the laws of its jurisdiction of incorporation.

SECTION 2.07. Restricted Securities. The Shareholder understands that the Parent Stock is characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Parent Stock would be acquired in a transaction not involving a public offering.  The Shareholder further acknowledges that if the Parent Stock is issued to the Shareholder in accordance with the provisions of this Agreement, such Parent Stock may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  The Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 2.08. Legends.  It is understood that the Parent Stock will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.09. Accredited Investor.  The Shareholder is an “accredited investor” within the meaning of Rule 501 under the Securities Act and the Shareholder was not organized for the specific purpose of acquiring the Parent Stock.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Parent, as follows:

SECTION 3.01. Organization, Standing and Power.  The Company is duly incorporated or organized, validly existing and in good standing under the laws of Canada and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”).  The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.02. Capital Structure.  The authorized share capital of the Company consists of unlimited number shares of common stock, of which 655 shares are outstanding prior to the Closing.  No shares or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of its state of incorporation, or any Contract (as defined in Section 3.04) to which the Company is a party or otherwise bound.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote (“Voting Company Debt”).  Except as set forth herein, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound.

SECTION 3.03. Authority; Execution and Delivery; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions.  When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Company is subject.

SECTION 3.04. No Conflicts; Consents.  The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company.

SECTION 3.05. Compliance with Applicable Laws.  The Company is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

ARTICLE IV

Representations and Warranties of the Parent

The Parent represents and warrants as follows to the Shareholder and the Company:

SECTION 4.01. Organization, Standing and Power.  The Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Parent, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions (a “Parent Material Adverse Effect”).  The Parent is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.02. Capital Structure.  The authorized capital stock of the Parent consists of (i) 150,000,000 shares of common stock, par value $0.001 per share, of which [________] shares of common stock are issued and outstanding immediately prior to the Transactions and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which one (1) share are designated as Series A Preferred Stock.  No other shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of the Parent are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right.  Authority; Execution and Delivery; Enforceability.  The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

SECTION 4.03. No Conflicts; Consents.  The execution and delivery by the Parent of this Agreement, does not, and the consummation of Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent.

ARTICLE V

Deliveries

SECTION 5.01. Deliveries of the Shareholder.

(a) Concurrently herewith the Shareholder is delivering to the Parent this Agreement executed by the Shareholder.

(b) At or prior to the Closing, the Shareholder shall deliver to the Parent:

(i)	certificate representing its Company Shares, if there is any; and

(ii)
this Agreement which shall constitute a duly executed share transfer power for transfer by the Shareholder of their Company Shares to the Parent (which Agreement shall constitute a limited power of attorney in the Parent or any officer thereof to effectuate any Share transfers as may be required under applicable law, including, without limitation, recording such transfer in the share registry maintained by the Company for such purpose).

SECTION 5.02. Deliveries of the Parent.

(a) Concurrently herewith, the Parent is delivering to the Shareholder and to the Company, a copy of this Agreement executed by the Parent.

(b) At or prior to the Closing, the Parent shall deliver to the Company resolutions of the Board of Directors of the Parent and of the stockholders of the Parent approving this Agreement and the transactions contemplated hereunder, are all true, complete and correct and remain in full force and effect.

(c) Promptly following the Closing, the Parent shall deliver to the Shareholder, a certificate representing the new shares of Parent Stock issued to the Shareholder.

SECTION 5.03. Deliveries of the Company.

(a) Concurrently herewith, the Company is delivering to the Parent this Agreement executed by the Company.

ARTICLE VI

Conditions to Closing

SECTION 6.01. Shareholder and Company Conditions Precedent.  The obligations of the Shareholder and the Company to enter into and complete the Closing is subject, at the option of the Shareholder and the Company, to the fulfillment on or prior to the Closing Date of the following conditions.

(a) Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date.

(b) Deliveries.  The deliveries specified in Section 5.02 shall have been made by the Parent.

SECTION 6.02. Parent Conditions Precedent.  The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a) Representations and Covenants.  The representations and warranties of the Shareholder and the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.  The Shareholder and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholder and the Company on or prior to the Closing Date.

(b) Deliveries.  The deliveries specified in Section 5.01 and Section 5.03 shall have been made by the Shareholder and the Company, respectively.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:

Quinko-Tek International, Inc.
1855 Hymus Blvd.
Montréal Quebec H9P 1J8
Attn: Ira Kroo
Telephone: (514) 685-2707

with a copy to:

Anslow + Jaclin LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Attn:  Gregg E. Jaclin, Esq.
Telephone: (732) 409-1212
Facsimile: (732) 577-1188

If to the Company, to:

152724 Canada Inc.
1855 Hymus Blvd.
Montréal Quebec H9P 1J8
Attn: Ira Kroo
Telephone: (514) 685-2707

with a copy to:

PATRIQUIN LAW Professional Corporation
112 Yorkville Avenue, 3rd floor
Toronto, ON, M5R 1B9
Attn:
Telephone: (416) 260-0010
Fax: (416) 981-3434

If to the Shareholder, to:

Joshua Kroo
1855 Hymus Blvd.
Montréal Quebec H9P 1J8
Telephone: (514) 685-2707

SECTION 7.02. Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company, Parent and the Shareholder.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 7.03. Replacement of Securities.  If any certificate or instrument evidencing any Parent Stock is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Parent Stock.  If a replacement certificate or instrument evidencing any Parent Stock is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 7.04. Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholder, Parent and the Company will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 7.05. Limitation of Liability.  Notwithstanding anything herein to the contrary, each of the Parent and the Company acknowledge and agree that the liability of the  Shareholder arising directly or indirectly, under any transaction document of any and every nature whatsoever shall be satisfied solely out of the assets of the Shareholder, and that no trustee, officer, other investment vehicle or any other affiliate of the Shareholder or any investor, shareholder or holder of shares of beneficial interest of the Shareholder shall be personally liable for any liabilities of the Shareholder.

SECTION 7.06. Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 7.07. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.08. Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

SECTION 7.09. Entire Agreement; Third Party Beneficiaries. This Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 7.10. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without reference to principles of conflicts of laws.  Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the Federal or state courts sitting in Nevada, and the parties hereby waive any and all rights to trial by jury.

SECTION 7.11. Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 1.01.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:
QUINKO-TEK INTERNATIONAL, INC.

By: /s/ Ira Kroo________________________
Name:  Ira Kroo
Title:  Chief Executive Officer

The Company:
152724 CANADA INC.

By: /s/ Ira Kroo________________________
Name:  Ira Kroo
Title: Chief Executive Officer

The Shareholder:
JOSHUA KROO

By: /s/ Joshua Kroo_____________________
Name:  Joshua Kroo
Number of Shares: 210